CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Lamcor, Incorporated for the registration of 350,000 shares of its common stock and to the incorporation by reference therein of our report dated November 20, 1995, with respect to the financial statements and schedules of Lamcor, Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1995 filed with the Securities and Exchange Commission.


                                             /s/ House, Nezerka & Froelich

Bloomington, Minnesota
January 23, 1996